EXHIBIT 99.13

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: May 25, 2022

CD&R VFC HOLDINGS, L.P.

By:	CD&R Investment Associates IX, Ltd.,
its general partner

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

CD&R INVESTMENT ASSOCIATES IX, LTD.

By:	/s/ Rima Simson
Name: Rima Simson
Title: Vice President, Treasurer and Secretary

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